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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240



                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
              December 20, 2001, January 9, 2002, February 1, 2002,
                      February 18, 2002 and April 30, 2002.

                                       of

                                  FINDWHAT.COM

         MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

- 500 shares on November 15, 2002 at $5.05 per share, and
- 4,500 shares on November 18, 2002 at $5.05 per share.

This sale was effected by Pond Equities Inc., as agent, at a total commission of $500.00. Immediately following these sales, MWCA beneficially owned 10,000 shares of our common stock..

         On November 15, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.05.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is November 18, 2002.